DISCLAIMER

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

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The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

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Analysis of Bond X

Collateral Stats	Total
Originator	Nationstar/Ameriquest
Servicer	Wells Fargo Bank, N.A.
Credit Risk Manager	Office Tiger Global Real Estate Services
Structure Type
Lead Bank	Credit Suisse Securities (USA) LLC
Current Principal Balance	1,020,900,864.75
# of Loans	5,185.00
Av Current Balance	196,895.06
Av Balance < 600 FICO	172,051.63
% FICO < 650	75.86
% FICO < 600	37.58
% FICO < 560	23.15
% loans > 500k	10.78
FICO of > 500k loans	631.58
% loans > 750k	1.73
FICO of > 750k Loans	626.26
% loans < 100k	8.71
FICO of < 100k loans	586.96
WA FICO	612.00
1st Lien	99.19
2nd Lien	0.81
% Simultaneous Seconds	33.04
% Silent Seconds	33.04
CLTV % with Silent Seconds	88.11
WAC	8.50
WAM	355.00
Initial Cap	2.52
Periodic Cap	1.26
Lifetime Cap	14.99
Floor	8.47
ARMs	77.65
Fixed	22.35
% > 50% DTI Loans	11.65
FICO of > 50% DTI Loans	614.00
DTI	42.36
DTI of > 500k loans	43.83
DTI > 45	45.83
DTI > 50	11.65
LTV of DTI > 50	79.40
FICO of DTI > 50	614.00
Original LTV	81.92
LTV of > 500k loans	84.17
% over 90% LTV	19.46
WA FICO of loans over 90% LTV	627.33
WA Margin (ARMs)	6.08
% I/O	9.68
FICO on I/O%	660.00
LTV on I/O%	82.42
% 2 year IO	0.01
% 3 year IO	0.00
% 5 year IO	9.67
% 40 year	33.61
% Purchase	36.61
% Cash Out Refi	52.04
% Rate/Term Refi	11.34
% Owner Occupied	94.23
% Investor	4.97
FICO Investor	625.00
% Full Documentation	63.74
% Stated Documentation	29.31
% Reduced Documentation	6.95
% Mortgage Insurance	0.00
% LTV on Mortgage Insurance	.0.00
What LTV does MI cover to?	81.27
% Single Family	73.04
% PUD	16.58
% MH	0.09
% Condo	5.83
2 year prepay penalties	25.96
3 year prepay penalties	31.62
% CA	25.58
% FL	12.31
FICO FL	604.35
% NY	3.66
% NV	2.06
% AZ	6.61
% TX	6.24
% MI	1.97
% OH	1.31
% IN	0.90

	Pool Av FICO	% of pool
< 500	500	0.29
501 - 520	511	7.59
521 - 540	531	8.38
541 - 560	549	7.04
561 - 580	571	4.44
581 - 600	591	10.74
601 - 620	610	14.01
621 - 640	630	16.90
641 - 660	650	12.37
661 - 680	669	7.20
681 - 700	691	4.29
701 - 720	711	2.36
721 - 740	730	1.86
741 - 760	751	1.05
761 - 780	771	0.90
781 - 800	791	0.53
> 800	818	0.06
		100

	IO Av FICO	% of pool
< 500
501 - 520
521 - 540
541 - 560
561 - 580
581 - 600	594	2.59
601 - 620	611	20.63
621 - 640	629	24.18
641 - 660	649	12.33
661 - 680	668	8.30
681 - 700	692	9.45
701 - 720	712	8.88
721 - 740	728	6.54
741 - 760	750	2.97
761 - 780	771	2.39
781 - 800	790	1.74
> 800
		100

Collateral Stratifications

LTV Distribution	#	$	% ($)	2/28	3/27	5/25	MI%	Full Doc%
<= 30.00	27	2,210,906.47	0.22	63.07	6.31	0	0	82.34
30.01 - 40.00	41	3,878,716.37	0.38	56.97	7.63	0	0	71.6
40.01 - 50.00	57	6,327,786.88	0.62	63.11	6.66	0	0	74.94
50.01 - 60.00	129	18,520,780.92	1.81	62.71	7.58	0	0	64.34
60.01 - 70.00	491	93,722,331.02	9.18	58.8	16	0	0	67.07
70.01 - 80.00	2326	461,709,596.08	45.23	61.91	13.62	0	0	62.85
80.01 - 90.00	1186	235,851,011.82	23.1	61.02	20.1	0	0	70.87
90.01 - 100.00	928	198,679,735.19	19.46	62.31	18.08	0	0	55.01
>100.01

FICO
<= 500	21	2,919,203.12	0.29	82.62	5.34	0	0	94.22
501 - 520	499	77,469,343.21	7.59	70.64	8.94	0	0	89.16
521 - 540	569	85,525,687.87	8.38	65.96	10.39	0	0	78.53
541 - 560	413	71,900,062.73	7.04	62.65	17.13	0	0	68.82
561 - 580	228	45,300,592.69	4.44	59.66	23.28	0	0	69.03
581 - 600	545	109,623,239.94	10.74	64.87	17.29	0	0	78.15
601 - 620	706	143,002,106.35	14.01	57.09	22.31	0	0	70.38
621 - 640	784	172,546,815.69	16.9	58.92	18.97	0	0	54.19
641 - 660	631	126,298,778.66	12.37	52.81	15.23	0	0	51.56
661 - 680	337	73,476,181.42	7.2	60.08	12.4	0	0	51.31
681 - 700	190	43,753,413.49	4.29	61.79	15.46	0	0	44.98
701 - 720	90	24,104,556.82	2.36	72.1	8.88	0	0	46.42
721 - 740	76	19,027,692.28	1.86	75.7	8.73	0	0	36.81
741 - 760	44	10,711,718.82	1.05	74.27	6.01	0	0	34.04
761 - 780	33	9,164,848.33	0.9	59.63	14.96	0	0	32.78
781 - 800	17	5,456,437.46	0.53	76.39	2.55	0	0	60.53
> 800	2	620,185.87	0.06	91.79	0	0	0	91.79

Loan Balance
<= 100,000	1189	88,927,031.99	8.71	42.64	8.59	0	0	77.99
100,000.01 - 150,000.00	1245	154,733,457.09	15.16	54.17	13.95	0	0	75.37
150,000.01 - 200,000.00	881	153,263,535.62	15.01	60.21	16.03	0	0	71.03
200,000.01 - 250,000.00	572	127,813,273.94	12.52	63.89	16.51	0	0	65.84
250,000.01 - 300,000.00	397	109,378,649.90	10.71	63.51	18.86	0	0	60.54
300,000.01 - 350,000.00	260	84,331,212.68	8.26	63.4	18.32	0	0	61.03
350,000.01 - 400,000.00	190	71,214,372.00	6.98	63.56	16.33	0	0	53.99
400,000.01 - 450,000.00	162	68,985,008.14	6.76	73.55	19.16	0	0	49.85
450,000.01 - 500,000.00	110	52,239,303.55	5.12	67.21	19.24	0	0	38.23
500,000.01 - 550,000.00	65	34,236,750.67	3.35	70.67	10.84	0	0	52.39
550,000.01 - 600,000.00	46	26,327,360.98	2.58	73.79	10.85	0	0	54.12
600,000.01 - 650,000.00	29	18,209,503.34	1.78	79.21	20.79	0	0	48.47
650,000.01 - 700,000.00	16	10,649,219.16	1.04	56.41	31.21	0	0	50.24
700,000.01 - 750,000.00	4	2,881,235.09	0.28	75.69	0	0	0	50.43
750,000.01 - 800,000.00	3	2,305,739.12	0.23	100	0	0	0	33.38
> 800,000.01	16	15,405,211.48	1.51	62.25	25.56	0	0	82.43

DTI
<= 20.00	150	24,101,210.37	2.36	52.11	18.89	0	0	55.36
20.01 - 25.00	165	22,788,495.25	2.23	51.4	16.88	0	0	60.68
25.01 - 30.00	339	52,864,135.22	5.18	56.79	16.3	0	0	72.21
30.01 - 35.00	495	85,314,237.94	8.36	54.36	20.27	0	0	64.9
35.01 - 40.00	765	135,668,994.20	13.29	55.88	17.5	0	0	70.04
40.01 - 45.00	1129	232,240,807.01	22.75	61.68	15.97	0	0	57.58
45.01 - 50.00	1602	348,974,738.92	34.18	63.31	17.58	0	0	58.46
50.01 - 55.00	502	108,704,046.16	10.65	72.87	6.41	0	0	80.07
> 55.00	38	10,244,199.68	1	78.13	0	0	0	100

Product Type
2 year IO	1	108,799.99	0.01	100	0	0	0	100
3 year IO
5 year IO	303	98,725,554.52	9.67	58.35	29.15	0	0	54.51
Other IO
Non-IO	3587	578,937,890.84	56.71	53.69	16.1	0	0	68.93
40 Year Loan	1294	343,128,619.40	33.61	75.57	12.1	0	0	57.63

Purpose
Purchase	1831	373,800,410.77	36.61	67.93	17.12	0	0	48.36
Cash Out Refinance	2747	531,319,736.41	52.04	56.04	16.9	0	0	70.32
Rate Term Refinance	607	115,780,717.57	11.34	65.79	8.38	0	0	83.25

Occupancy
Investor	325	50,734,021.07	4.97	57.6	23.6	0	0	40.74
Owner Occupied	4817	961,960,631.45	94.23	61.68	15.65	0	0	65.1
Second Home	43	8,206,212.23	0.8	64.07	12.07	0	0	47.22

Property Type
2-4 Family	144	35,946,390.41	3.52	35.59	37.29	0	0	41.52
Co-op
Condominium	315	59,470,141.12	5.83	72.62	13.41	0	0	60.72
PUD	796	169,285,928.58	16.58	66.15	11.83	0	0	57.2
Single Family	3873	745,672,492.57	73.04	60.5	16.34	0	0	66.21
Townhouse	54	9,646,763.91	0.94	83.26	2.22	0	0	85.97

Documentation Type
Full	3589	650,763,274.79	63.74	58.63	14.36	0	0	100
Stated	1296	299,194,038.56	29.31	67.72	18.69	0	0	0

Deliquency Status
Current	5077	1,002,450,666.36	98.19	61.32	16.17	0	0	63.64
1 month dq	108	18,450,198.39	1.81	71.2	7.44	0	0	69.51

Geographic Location
CA	739	261,105,445.59	25.58	81.01	7.07	0	0	49.01
FL	645	125,666,207.35	12.31	61.9	14.54	0	0	67.23

Employment Status
Employed	4276	793,119,760.73	77.69	60.78	15.68	0	0	73.92
Self-Employed	909	227,781,104.02	22.31	64	17.17	0	0	28.31

Collateral Stratifications

LTV Distribution	GWAC	FICO	OLTV %	CLTV%	Purchase	Investor	CA	FL	1st Lien	Silent 2nd
<= 30.00	10.07	529	25.61	25.61	97.29	2.71	28.42	5.25	100	0
30.01 - 40.00	9.61	547	36.07	36.07	78.12	19.39	18.77	8.6	100	0
40.01 - 50.00	9.31	554	45.58	45.58	83.5	16.5	17.47	23.85	100	0
50.01 - 60.00	8.9	556	56.41	56.41	88.66	9.58	22.41	12.71	100	0
60.01 - 70.00	8.5	576	66.17	66.54	93.03	6.15	27.97	13.79	100	1.32
70.01 - 80.00	8.03	630	78.72	91.83	97.06	2.18	26.59	12.35	100	66.52
80.01 - 90.00	8.76	588	86.91	87.64	87.61	11.11	19.74	13.71	100	7.55
90.01 - 100.00	9.21	627	95.92	96.21	97.2	2.56	29.67	9.6	95.82	5.63
>100.01

FICO
<= 500	9.66	500	76.06	76.06	100	0	3.67	17.71	100	0
501 - 520	9.76	511	77.02	77.09	98.29	0.76	11.6	15.96	100	1.04
521 - 540	9.29	531	73.99	74.12	95.99	3.53	15.86	17.79	100	2.23
541 - 560	9.15	549	76.12	76.35	95.64	3.02	20.08	11.77	100	1.88
561 - 580	8.64	571	80.75	82.89	91.84	8.08	27.69	9.25	100	14.3
581 - 600	8.52	591	84.03	91.51	93.36	5.75	25.05	11.23	99.76	40.32
601 - 620	8.31	610	83.87	90.92	93.56	6.22	21.73	10.91	99.19	39.18
621 - 640	8.39	630	85.48	91.93	93.7	5.16	28.12	12.33	98.67	34.26
641 - 660	8.07	650	83.21	92.09	94.84	4.45	26.61	12.91	98.34	45.7
661 - 680	7.92	669	84.08	93.03	92.46	6.98	29.5	12.57	98.41	47.11
681 - 700	7.81	691	84.16	94.76	92.09	5.74	35.71	7.57	98.8	54.66
701 - 720	7.81	711	82.73	95.66	94.2	5.8	47.25	9.97	99.29	66.69
721 - 740	7.84	730	81.19	97.05	93.18	5.67	48.57	10.99	97.44	79.97
741 - 760	7.86	751	81.38	96.22	92.87	7.13	47.17	9.88	98.7	75
761 - 780	7.72	771	80.85	98.28	93.99	6.01	52.09	12.74	100	87.47
781 - 800	7.96	791	82.86	96.66	92.26	2.55	45.67	3.15	100	71.21
> 800	8.56	818	87.87	87.87	91.79	0	91.79	0	100	0

Loan Balance
<= 100,000	9.48	587	78.38	81.99	88.11	10.69	2.37	5.83	94.6	21.85
100,000.01 - 150,000.00	8.88	598	80.44	87.1	93.63	5.77	3.73	12.44	98.25	35.57
150,000.01 - 200,000.00	8.59	602	80.54	86.74	94.19	5.46	6.75	18.67	99.49	33.31
200,000.01 - 250,000.00	8.26	610	81.33	88.07	94.89	3.51	11.76	22.26	100	34.96
250,000.01 - 300,000.00	8.32	616	82.07	89.63	94.46	4.77	23.96	16.55	100	39.15
300,000.01 - 350,000.00	8.21	621	83.05	89.32	94.77	4.86	34.54	11.92	100	34.59
350,000.01 - 400,000.00	8.19	625	83.32	89.26	94.69	4.8	45.93	8.45	100	31.4
400,000.01 - 450,000.00	8.4	627	84.79	90.87	92.56	6.22	54.3	4.33	100	32.05
450,000.01 - 500,000.00	8.6	631	85.24	91.31	94.45	4.6	54.86	7.22	100	30.83
500,000.01 - 550,000.00	8.16	632	84.51	91.79	100	0	70.91	1.47	100	38.34
550,000.01 - 600,000.00	8.03	634	86.76	92.81	100	0	69.57	2.1	100	34.5
600,000.01 - 650,000.00	8.17	622	83.94	92.13	100	0	72.61	6.98	100	40.96
650,000.01 - 700,000.00	8.03	651	84.27	90.51	100	0	49.96	0	100	31.2
700,000.01 - 750,000.00	8.05	628	88.62	93.53	100	0	75.69	0	100	24.56
750,000.01 - 800,000.00	8.12	650	83.25	83.25	65.91	0	66.62	0	100	0
> 800,000.01	7.35	623	78.46	78.73	100	0	57.26	5.84	100	5.7

DTI
<= 20.00	8.75	615	79.15	81.9	72.84	24.53	18.38	8.95	99.29	15.42
20.01 - 25.00	8.67	599	76.32	80.1	87.34	12.32	13.1	10.98	99.52	20.11
25.01 - 30.00	8.68	596	78.5	82.25	88.16	11.13	21.8	13.4	99.24	20.24
30.01 - 35.00	8.63	603	80.35	85.78	92.73	6.57	20.34	9.87	98.99	30
35.01 - 40.00	8.53	607	81.77	87.48	93.76	4.91	18.67	11.36	99.41	31.61
40.01 - 45.00	8.51	620	82.62	89.54	94.98	4.61	27.95	14.48	99.1	36.42
45.01 - 50.00	8.54	613	83.83	90.44	95.95	3.27	28.55	11.81	98.89	35.14
50.01 - 55.00	8.15	613	79.11	85.54	97.41	1.61	26.92	13.07	100	33.77
> 55.00	7.34	623	82.48	94.13	100	0	55.42	10.32	100	58.24

Product Type
2 year IO	9.7	612	80	100	100	0	0	0	100	100
3 year IO
5 year IO	7.55	660	82.43	92.02	98.72	0	51.25	7	100	48.66
Other IO
Non-IO	8.88	593	80.38	84.26	91.59	7.44	13.92	13.46	98.57	21.22
40 Year Loan	8.13	631	84.37	93.48	97.38	2.23	37.86	11.9	100	48.48

Purpose
Purchase	8.37	645	85.1	98.11	95.74	3.77	28.43	13.03	97.85	70.05
Cash Out Refinance	8.66	589	79.57	80.15	92.43	6.38	23.93	12.65	99.95	3.09
Rate Term Refinance	8.23	612	82.41	92.34	97.6	2.4	23.93	8.39	100	51.03

Occupancy
Investor	9.33	625	81.47	82.82	0	100	18.16	7.48	100	13.88
Owner Occupied	8.46	611	81.97	88.46	100	0	25.88	12.56	99.14	34.32
Second Home	8.99	620	79.08	79.43	0	0	36.03	13.17	100	1.75

Property Type
2-4 Family	9.02	618	82.22	84.55	71.85	28.15	20.76	3.36	97.24	18.31
Co-op
Condominium	8.48	623	82.32	89.7	91.48	6.85	29.86	19.64	97.97	39.24
PUD	8.29	621	82.8	93.23	96.9	1.92	12.71	14.83	99.34	54.23
Single Family	8.53	609	81.69	87	94.85	4.46	28.69	11.29	99.33	28.37
Townhouse	8.67	588	81.17	89.14	99.38	0.62	0	35.86	100	42.26

Documentation Type
Full	8.32	600	81.22	87.02	96.23	3.18	19.67	12.98	99.57	30.84
Stated	8.88	639	83.34	90.55	90.31	8.48	36.15	9.65	98.44	38.85

Deliquency Status
Current	8.49	613	81.92	88.13	94.12	5.06	25.75	12.24	99.17	33.17
1 month dq	9.15	574	81.81	86.92	100	0	15.87	15.89	100	25.98

Geographic Location
CA	8.19	631	82.29	89.37	95.34	3.53	100	0	98.47	36.85
FL	8.4	604	81.06	87.2	96.12	3.02	0	100	99.53	31.38

Employment Status
Employed	8.48	609	82	88.35	95.92	3.61	20.96	13.36	99.36	33.91
Self-Employed	8.57	624	81.65	87.28	88.34	9.72	41.66	8.64	98.58	30.01

Rating Agency Levels

	Moody's	S&P	Fitch
AAA/Aaa	25.85%	30.46%	26.00%
AA+/Aa1	22.40%	26.04%	20.50%
AA/Aa2	19.25%	21.82%	17.75%
AA-/Aa3	17.30%	19.99%	16.25%
A+/A1	15.60%	17.96%	14.75%
A/A2	13.95%	16.32%	13.25%
A-/A3	12.40%	14.94%	11.90%
BBB+/Baa1	11.00%	13.60%	10.60%
BBB/Baa2	9.70%	12.46%	9.25%
BBB-/Baa3	8.70%	11.08%	8.35%
BB+/Ba1	7.75%	9.65%	7.40%
BB/Ba2	6.95%	8.28%	6.50%
BB-/Ba3	6.25%	7.20%	5.85%
B+/B1	5.70%	6.11%	5.15%
B/B2	5.25%	5.10%	4.50%